Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS, DECLARES QUARTERLY
DIVIDEND AND REAFFIRMS GUIDANCE
Revenues Increase 24% to $1.06 Billion
EPS from Continuing Operations Rises to $0.26; Adjusted EPS Increases to $0.28

	Three Months Ended			Six Months Ended
(in millions,	April 30,		Increase	April 30,		Increase
except per share data)	2011	2010	(Decrease)	2011	2010	(Decrease)

Revenues	$1,060.1	$855.5	23.9%	$2,089.3	$1,725.3	21.1%

Net cash provided by continuing operating activities	$31.3	$50.0	(37.4)%	$31.5	$37.7	(16.5)%

Income from continuing operations	$14.2	$8.6	64.7%	$22.6	$21.5	5.3%

Income from continuing operations per diluted share	$0.26	$0.16	63.9%	$0.42	$0.41	2.1%

Net income	$14.2	$8.6	65.5%	$22.6	$21.4	5.8%

Net income per diluted share	$0.26	$0.16	63.9%	$0.42	$0.41	2.1%

Adjusted income from continuing operations	$15.0	$11.9	25.5%	$26.7	$26.0	2.9%

Adjusted income from continuing operations per diluted share	$0.28	$0.23	20.0%	$0.50	$0.49	2.0%

Adjusted EBITDA	$42.0	$29.4	43.1%	$77.7	$62.0	25.3%
(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share” (or “Adjusted EPS”). Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

NEW YORK, NY — June 7, 2011 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the second quarter of fiscal year 2011 of $1.06 billion, a 23.9% increase compared to second quarter of fiscal year 2010 revenues of $855.5 million. Income from continuing operations for the second quarter of fiscal year 2011 was $14.2 million, a 64.7% increase from $8.6 million in the second quarter of fiscal year 2010. Income from continuing operations per diluted share for the second quarter of fiscal year 2011 increased 63.9% to $0.26 compared to income from continuing operations per diluted share of $0.16 in the second quarter of fiscal year 2010. Income from continuing operations increased primarily as a result of a $4.7 million after-tax increase in Divisional operating profit in the second quarter of fiscal year 2011, driven by the companies acquired in 2010, and including a $2.3 million after-tax benefit from lower labor expense as a result of one less work day, partially offset by higher state unemployment insurance tax expense and fuel costs. In addition, the second quarter of fiscal year 2010 included a $2.7 million after-tax expense for a specific legal contingency. This combined benefit to the year-over-year increase in income from continuing operations in the second quarter of fiscal year 2011 was partially offset by a $1.9 million after-tax increase in interest expense compared to the year-ago quarter, primarily as a result of financing the Linc acquisition.
“The strength of our acquired businesses, combined with our continued focus on job profitability, drove second quarter results, which came in as expected,” said Henrik Slipsager, president and chief executive officer, ABM Industries Incorporated. “The quarter generated top and bottom line growth for the Company as we delivered our second consecutive quarter exceeding $1 billion in revenues and both income from continuing operations and adjusted income from continuing operations increased by double digits year-over-year. Revenue growth in the quarter was driven by the companies we acquired in 2010, which together contributed nearly $200 million. We also achieved slight organic growth, both year-over-year and sequentially. Adjusted income from continuing operations increased 26% to $15 million while adjusted income from continuing operations per diluted share increased 20% year-over-year to $0.28. The quarter also generated 43% growth in Adjusted EBITDA, which increased to $42 million compared to $29 million in the year-ago quarter.”
“As with last quarter, all four Divisions produced revenue increases year-over-year. The acquisitions of The Linc Group, L&R Parking companies and Diversco continue to increase the Company’s revenues and profitability while expanding our reach in key vertical markets. Engineering revenues increased by more than $135 million driven by The Linc Group, which also helped increase the Division’s operating profit by more than 36%. Linc Government Services, however, was impacted by the delay in passing a federal budget that postponed the start of existing projects and delayed bidding and awarding of new contracts.”
“Janitorial revenues grew through the combination of Diversco sales and strong revenue growth in the Northeast. Janitorial increased operating profit by more than 21% as a result of lower labor expense from one less work day in the quarter, which added $2.3 million after-tax, as well as the savings generated by the Division’s regional consolidation. Parking revenues increased about 37% on the strength of $43 million in sales from the L&R companies. Parking’s operating profit was down slightly as a result of a contract settlement and higher state unemployment insurance expenses in the quarter. Security revenues increased slightly with Diversco generating nearly $3 million. Security’s operating profit was essentially flat year-over-year.”
Slipsager concluded: “With the addition and successful integration of The Linc Group, Engineering continued to expand the number and scope of facility solutions we offer to reduce energy consumption and costs for clients ranging from colleges and universities to biotechnology centers and governments. Across all Divisions, we continued to win new business and expand existing businesses in key vertical markets, including financial services, health care, education, telecommunications, transportation and commercial real estate. We will continue to focus on and generate growth from the integrated facility services we deliver to our target vertical markets, leveraging our experience and expertise in meeting the distinct needs of these client sectors.”

Excluding items impacting comparability, adjusted income from continuing operations was $15.0 million, or $0.28 per diluted share, for the second quarter of fiscal year 2011. This compares to adjusted income from continuing operations of $11.9 million, or $0.23 per diluted share, in the second quarter of fiscal year 2010.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding discontinued operations and items impacting comparability) for the second quarter of fiscal year 2011 was $42.0 million, a 43.1% increase compared to $29.4 million in the second quarter of fiscal year 2010.
Net cash from continuing operations was $31.3 million in the second quarter of fiscal year 2011 compared to $50.0 million in the second quarter of fiscal year 2010. The decrease in net cash provided by operating activities was primarily related to the timing of both collections received from clients and payments made on vendor invoices as well as an increase in cash taxes paid as a result of the runoff in the utilization of tax assets acquired in the 2007 OneSource acquisition.
The Company reported revenues for the six months ended April 30, 2011 of $2.09 billion, a 21.1% increase compared to year-ago revenues of $1.73 billion. Income from continuing operations for the first six months of fiscal year 2011 was $22.6 million, or $0.42 per diluted share, compared to $21.5 million, or $0.41 per diluted share, for the first six months of fiscal year 2010. Adjusted income from continuing operations for the first half of fiscal year 2011 was $26.7 million, or $0.50 per diluted share, compared to $26.0 million, or $0.49 per diluted share, for the first six months of fiscal year 2010. Adjusted EBITDA for the first six months of fiscal year 2011 was $77.7 million, a 25.3% increase compared to $62.0 million for the first six months of fiscal year 2010.
The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.14 per common share payable on August 1, 2011 to stockholders of record on July 7, 2011. This will be ABM’s 181st consecutive quarterly cash dividend.
Guidance
The Company reaffirmed its guidance and continues to estimate that income from continuing operations per diluted share for the full 2011 fiscal year will be in the range of $1.23 to $1.33 and adjusted income from continuing operations per diluted share, for the same period, of $1.43 to $1.53.
Earnings Webcast
On Wednesday, June 8, 2011, at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=97653
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800-642-1687 and then entering ID #70483113.

Earnings Webcast Presentation
In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is a leading provider of integrated facility services. With fiscal 2010 revenues of approximately $3.5 billion and nearly 100,000 employees, ABM provides commercial cleaning and maintenance, facility engineering, energy efficiency, parking and security services for thousands of commercial, industrial, government and retail clients across the United States and various international locations. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information, visit www.abm.com.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition of Linc, including risks relating to reductions in government spending on outsourced services as well as payment delays, may adversely affect a significant portion of revenues generated by government contracts, and political and compliance risks, both domestically and abroad, may adversely impact our operations; (2) our acquisition strategy may adversely impact our results of operations; (3) intense competition can constrain our ability to gain business, as well as our profitability; (4) we are subject to volatility associated with high deductibles for certain insurable risks; (5) an increase in costs that we cannot pass on to clients could affect our profitability; (6) we provide our services pursuant to agreements which are generally cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) we are subject to risks relating to foreign currency fluctuations and foreign exchange exposure; (13) our ability to operate and pay our debt obligations depends upon our access to cash; (14) because we conduct our business through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (15) that portion of our revenues which are generated from international operations are subject to political risks and changes in socio-economic conditions, laws and regulations, including labor, monetary and fiscal policies, which could negatively impact our ability to operate and grow our business in the international arena; (17) future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (18) uncertainty in the credit markets may negatively impact our costs of borrowings, our ability to collect receivables on a timely basis, and our cash flow; (19) any future increase in the level of debt or in interest rates can affect our results of operations; (20) an impairment charge could have a material adverse effect on our financial condition and results of operations; (21) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (22) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results as well as our reputation; (23) labor disputes could lead to loss of revenues or expense variations; (24) federal health care reform legislation may adversely affect our business and results of operations; (25) we participate in multi-employer defined benefit plans that could result in substantial liabilities being incurred; and (26) natural disasters or acts of terrorism could disrupt our services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 and in other reports we file from time to time with the Securities and Exchange Commission.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the second quarter of fiscal years 2011 and 2010. The Company also presents guidance for fiscal year 2011, as adjusted. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2011 and 2010. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands, except per share data)	2011	2010	(Decrease)

Revenues	$1,060,083	$855,461	23.9%
Expenses
Operating	949,594	771,974	23.0%
Selling, general and administrative	78,324	65,244	20.0%
Amortization of intangible assets	5,666	2,694	110.3%

Total expenses	1,033,584	839,912	23.1%

Operating profit	26,499	15,549	70.4%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(101)	NM *
Impairments recognized in other comprehensive income	—	(26)	NM *
Income from unconsolidated affiliates, net	832	—	NM *
Interest expense	(4,317)	(1,177)	266.8%

Income from continuing operations before income taxes	23,014	14,245	61.6%
Provision for income taxes	(8,814)	(5,622)	56.8%

Income from continuing operations	14,200	8,623	64.7%
Loss from discontinued operations, net of taxes	(8)	(46)	NM *

Net Income	$14,192	$8,577	65.5%

Net Income Per Common Share — Basic
Income from continuing operations	$0.27	$0.16	67.1%
Loss from discontinued operations	—	—	NM *

Net Income	$0.27	$0.16	67.1%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.26	$0.16	63.9%
Loss from discontinued operations	—	—	NM *

Net Income	$0.26	$0.16	63.9%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	53,106	52,007
Diluted	54,159	52,719

Dividends Declared Per Common Share	$0.140	$0.135

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands, except per share data)	2011	2010	(Decrease)

Revenues	$2,089,252	$1,725,345	21.1%
Expenses
Operating	1,877,354	1,554,075	20.8%
Selling, general and administrative	157,524	128,046	23.0%
Amortization of intangible assets	10,959	5,469	100.4%

Total expenses	2,045,837	1,687,590	21.2%

Operating profit	43,415	37,755	15.0%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(36)	NM *
Impairments recognized in other comprehensive income	—	(91)	NM *
Income from unconsolidated affiliates, net	1,619	—	NM *
Interest expense	(8,363)	(2,392)	249.6%

Income from continuing operations before income taxes	36,671	35,236	4.1%
Provision for income taxes	(14,066)	(13,777)	2.1%

Income from continuing operations	22,605	21,459	5.3%
Loss from discontinued operations, net of taxes	(24)	(107)	NM *

Net Income	$22,581	$21,352	5.8%

Net Income Per Common Share — Basic
Income from continuing operations	$0.43	$0.41	4.1%
Loss from discontinued operations	—	—	NM *

Net Income	$0.43	$0.41	4.1%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.42	$0.41	2.1%
Loss from discontinued operations	—	—	NM *

Net Income	$0.42	$0.41	2.1%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	52,972	51,914
Diluted	54,026	52,633

Dividends Declared Per Common Share	$0.280	$0.270

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(In thousands)	2011	2010
Net cash provided by continuing operating activities	31,266	49,960
Net cash provided by discontinued operating activities	614	3,276

Net cash provided by operating activities	$31,880	$53,236

Net cash provided by (used in) investing activities	$262	$(4,815)

Proceeds from exercises of stock options (including income tax benefit)	2,000	1,794
Dividends paid	(7,436)	(7,022)
Borrowings from line of credit	131,000	98,000
Repayment of borrowings from line of credit	(165,000)	(125,000)
Changes in book cash overdrafts	(781)	(16,427)

Net cash used in financing activities	$(40,217)	$(48,655)

	Six Months Ended April 30,
(In thousands)	2011	2010
Net cash provided by continuing operating activities	31,524	37,740
Net cash provided by discontinued operating activities	1,653	6,583

Net cash provided by operating activities	$33,177	$44,323

Acquisition of Linc (net of cash acquired)	(292,178)	—
Other investing	(5,547)	(11,739)

Net cash used in investing activities	$(297,725)	$(11,739)

Proceeds from exercises of stock options
(including income tax benefit)	7,731	3,045
Dividends paid	(14,834)	(14,014)
Deferred financing costs paid	(4,991)	—
Borrowings from line of credit	561,500	229,000
Repayment of borrowings from line of credit	(306,000)	(256,500)
Changes in book cash overdrafts	4,986	(7,325)

Net cash provided by (used in) financing activities	$248,392	$(45,794)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	April 30,	October 31,
(In thousands)	2011	2010

Assets
Cash and cash equivalents	$23,290	$39,446
Trade accounts receivable, net	555,940	450,513
Prepaid income taxes	2,211	1,498
Current assets of discontinued operations	3,445	4,260
Prepaid expenses	47,038	41,306
Notes receivable and other	33,686	20,402
Deferred income taxes, net	45,217	46,193
Insurance recoverables	5,138	5,138

Total current assets	715,965	608,756

Non-current assets of discontinued operations	464	1,392
Insurance deposits	35,903	36,164
Other investments and long-term receivables	3,736	4,445
Deferred income taxes, net	45,209	51,068
Insurance recoverables	72,006	70,960
Other assets	67,051	37,869
Investments in auction rate securities	15,503	20,171
Investments in unconsolidated affiliates, net	15,705	—
Property, plant and equipment, net	62,346	58,088
Other intangible assets, net	140,924	65,774
Goodwill	742,179	593,983

Total assets	$1,916,991	$1,548,670

Liabilities
Trade accounts payable	$127,197	$78,928
Accrued liabilities
Compensation	94,974	89,063
Taxes — other than income	22,530	17,663
Insurance claims	76,438	77,101
Other	80,504	70,119
Income taxes payable	716	977

Total current liabilities	402,359	333,851

Income taxes payable	32,961	29,455
Line of credit	396,000	140,500
Retirement plans and other	53,517	34,626
Insurance claims	271,897	271,213

Total liabilities	1,156,734	809,645

Stockholders’ Equity	760,257	739,025

Total liabilities and stockholders’ equity	$1,916,991	$1,548,670

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
(In thousands)	2011	2010	(Decrease)
Revenues
Janitorial	$590,254	$566,275	4.2%
Engineering	229,197	93,961	143.9%
Parking	156,127	114,003	36.9%
Security	84,138	80,712	4.2%
Corporate	367	510	(28.0)%

	$1,060,083	$855,461	23.9%

Operating Profit
Janitorial	$34,934	$28,859	21.1%
Engineering	6,842	5,022	36.2%
Parking	4,894	5,184	(5.6)%
Security	897	941	(4.7)%
Corporate	(21,068)	(24,457)	13.9%

Operating profit	26,499	15,549	70.4%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(101)	NM *
Impairments recognized in other comprehensive income	—	(26)	NM *
Income from unconsolidated affiliates, net	832	—	NM *
Interest expense	(4,317)	(1,177)	266.8%

Income from continuing operations before income taxes	$23,014	$14,245	61.6%

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands)	2011	2010	(Decrease)
Revenues
Janitorial	$1,184,860	$1,142,333	3.7%
Engineering	421,845	191,333	120.5%
Parking	308,993	226,591	36.4%
Security	172,894	164,309	5.2%
Corporate	660	779	(15.3)%

	$2,089,252	$1,725,345	21.1%

Operating Profit
Janitorial	$64,798	$62,660	3.4%
Engineering	14,292	10,297	38.8%
Parking	9,628	10,210	(5.7)%
Security	2,198	2,287	(3.9)%
Corporate	(47,501)	(47,699)	0.4%

Operating profit	43,415	37,755	15.0%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	(36)	NM *
Impairments recognized in other comprehensive income	—	(91)	NM *
Income from unconsolidated affiliates, net	1,619	—	NM *
Interest expense	(8,363)	(2,392)	249.6%

Income from continuing operations before income taxes	$36,671	$35,236	4.1%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$14,967	$11,925	$26,715	$25,965
Items Impacting Comparability, net of taxes	(767)	(3,302)	(4,110)	(4,506)

Income from Continuing Operations	14,200	8,623	22,605	21,459

Loss from Discontinued Operations	(8)	(46)	(24)	(107)

Net Income	$14,192	$8,577	$22,581	$21,352

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$14,967	$11,925	$26,715	$25,965

Items Impacting Comparability:

Corporate Initiatives (a)	—	(1,005)	—	(2,975)
Acquistion Costs	(803)	—	(4,927)	—
Linc Purchase Accounting Adjustment	(418)	—	(698)	—
Litigation Contingency	—	(4,400)	(920)	(4,400)

Total Items Impacting Comparability	(1,221)	(5,405)	(6,545)	(7,375)
Income Taxes Benefit	454	2,103	2,435	2,869

Items Impacting Comparability, net of taxes	(767)	(3,302)	(4,110)	(4,506)

Income from Continuing Operations	$14,200	$8,623	$22,605	$21,459

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$42,046	$29,378	$77,747	$62,047

Items Impacting Comparability	(1,221)	(5,405)	(6,545)	(7,375)
Discontinued Operations	(8)	(46)	(24)	(107)
Income Tax	(8,814)	(5,622)	(14,066)	(13,777)
Interest Expense	(4,317)	(1,177)	(8,363)	(2,392)
Depreciation and Amortization	(13,494)	(8,551)	(26,168)	(17,044)

Net Income	$14,192	$8,577	$22,581	$21,352

(a)
Corporate initiatives includes: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010

Adjusted Income from Continuing Operations per Diluted Share	$0.28	$0.23	$0.50	$0.49

Items Impacting Comparability, net of taxes	(0.02)	(0.07)	(0.08)	(0.08)

Income from Continuing Operations per Diluted Share	$0.26	$0.16	$0.42	$0.41

Diluted Shares	54,159	52,719	54,026	52,633

ABM Industries Incorporated and Subsidiaries
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2011

	Year Ending October 31, 2011
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.43	$1.53

Adjustments to Income from Continuing Operations (a)	(0.20)	(0.20)

Income from Continuing Operations per Diluted Share	$1.23	$1.33

(a)
Adjustments to income from continuing operations are expected to include transaction and integration costs associated with the acquisition of The Linc Group (TLG) and other unique items impacting comparability.